EXHIBIT 4.2

HYTHIAM, INC.

and

[TRUSTEE]

as Trustee

INDENTURE

Dated as of [•], 2010

[•] Principal Amount

[•]% CONVERTIBLE SENIOR NOTES DUE 2015

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Exhibit A	–	Form of Global Security
Exhibit B-1	–	Form of Private Placement Legend
Exhibit B-2	–	Form of Legend for Global Security
Exhibit C	–	Form of Notice of Transfer Pursuant to Registration Statement
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     INDENTURE, dated as of [•], 2009, between Hythiam, Inc., a Delaware corporation (the “Company”), and [TRUSTEE], as trustee (the “ Trustee ”).

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s [ • ]% Convertible Senior Notes due 2014 (the “ Securities ”).

DEFINITIONS AND INCORPORATION BY REFERENCE

Definitions.

     The term “additional interest” has the meaning ascribed to it in the Registration Rights Agreement.

     “Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For this purpose, “control” shall mean the power to direct the management and policies of a person through the ownership of securities, by contract or otherwise.

     “Asset Sale Make-Whole Fundamental Change” means a sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, or of the Company and the Subsidiaries on a consolidated basis, to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

     “Board of Directors” means the Board of Directors of the Company or any committee thereof authorized to act for it hereunder.

     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

     “Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

     “Closing Sale Price” means the price of a share of Common Stock on the relevant date, determined (a) on the basis of the closing sale price per share of Common Stock (or if no closing sale price per share of Common Stock is reported, the average of the bid and ask prices per share of Common Stock or, if more than one in either case, the average of the average bid and the average ask prices per share of Common Stock) on such date on the U.S. principal national securities exchange on which the Common Stock is listed; or (b) if the Common Stock is not listed on a U.S. national securities exchange, as reported by National Quotation Bureau,

Incorporated or a similar organization. In the absence of a quotation, the Closing Sale Price shall be such price as the Company shall reasonably determine on the basis of such quotations as most accurately reflecting the price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for a share of such Common Stock.

     “Common Stock” means the common stock, $0.0001 par value per share, of the Company, or such other Capital Stock of the Company into which the Company’s common stock is reclassified or changed.

     “Common Stock Change Make-Whole Fundamental Change” means any transaction or series of related transactions (other than a Listed Stock Business Combination), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or Cash.

     “Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

     “Company Order” or “Company Request” means a written request or order signed on behalf of the Company by any Officer and delivered to the Trustee.

     “Conversion Price” means, as of any date of determination, the dollar amount derived by dividing one thousand dollars ($1,000) by the Conversion Rate in effect on such date.

     “Conversion Rate” means[•] shares of Common Stock issuable upon conversion of a Security per $1,000 principal amount, subject to adjustment as provided in  Article X .

     “Conversion Value” means, for every $1,000 principal amount of a Note being converted, an amount equal to the sum of the Daily Conversion Values for each of the 30 Trading Days during the Settlement Period.

     “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 11.02 or such other address as the Trustee may give notice of to the Company.

     “Daily Conversion Value” means, for any Trading Day during the Settlement Period, 1/30th of: (a) the Conversion Rate in effect on that Trading Day multiplied by the VWAP of the Common Stock on that Trading Day.

     “Daily Settlement Amount” means, for each of the 30 Trading Days during the Settlement Period: (1) an amount of Cash equal to the lesser of (x) 1/30 th  of $1,000 and (y) the Daily Conversion Value relating to such Trading Day; and (2) if such Daily Conversion Value exceeds 1/30 th  of $1,000, a number of shares of Common Stock equal to (A) the difference between such Daily Conversion Value and 1/30 th  of $1,000, divided by (B) the VWAP of the Common Stock for such Trading Day.

     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

     “Depositary” means The Depository Trust Company, its nominees and successors.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

     “Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

     “Indebtedness” of a person means the principal of, premium, if any, and interest on, and all other obligations in respect of (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities), (b) all obligations (other than trade payables) incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets, (c) all reimbursement obligations of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person, (d) all capital lease obligations of such person, (e) all net obligations of such person under interest rate swap, currency exchange or similar agreements of such person, (f) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such person’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor, (g) guarantees by such person of indebtedness described in  clauses (a) through (f)  of another person, and (h) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee or liability of the kind described in  clauses (a) through (g) .

     “Indenture” means this Indenture as amended or supplemented from time to time.

     “Initial Purchasers” means UBS Securities LLC, Brean Murray, Carret & Co., LLC, RBC Capital Markets Corporation and William Blair.

     “Issue Date” means [•], 2009.

     “Make-Whole Fundamental Change” means an Asset Sale Make-Whole Fundamental Change or a Common Stock Change Make-Whole Fundamental Change.

     “Market Disruption Event” means either (i) a failure by the primary United States national securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session; or (ii) the occurrence or existence prior to 1:00 p.m. on any Trading Day for the Common Stock for an aggregate of at least thirty (30) minutes of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

     “Maturity Date” means [•], 2014.

     “Offering Memorandum” means the final Offering Memorandum of the Company, dated [•], 2009, relating to the Securities and the Company’s [ • ]% Convertible Senior Notes due 2014.

     “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

     “Officer’s Certificate” means a certificate signed by one Officer of the Company.

     “Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel for the Trustee or the Company, or other counsel reasonably acceptable to the Trustee.

     “Option” means the Initial Purchasers’ option to acquire up to $[•] aggregate principal amount of additional Securities (“ Additional Securities ”) as provided for in the Purchase Agreement.

     “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

     “Purchase Agreement” means the Purchase Agreement dated [•], 2009 among the Company and the Initial Purchasers.

     “Purchase Notice” means a Purchase Notice in the form set forth in the Securities.

     “QIB” means a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

     “Registration Rights Agreement” means the Registration Rights Agreement dated as of the date hereof between the Company and the several Initial Purchasers.

     “Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     “Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act;  provided ,  however , that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

     “Rule 144A” means Rule 144A under the Securities Act.

     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.

     “SEC” means the Securities and Exchange Commission.

     “Securities” means the [•]% Convertible Senior Notes due 2014 issued by the Company pursuant to this Indenture.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

     “Securities Agent” means any Registrar, Paying Agent, Conversion Agent or co-Registrar or co-agent.

     “Settlement Period” means the 30 consecutive Trading Days:

          (1) with respect to Conversion Dates occurring during the period beginning 35 Scheduled Trading Days preceding the maturity date, beginning on and including the 32 nd  Scheduled Trading Day immediately preceding the Maturity Date; and

          (2) in all other cases, beginning on and including the third Trading Day following the Conversion Date.

     “Significant Subsidiary” with respect to any person means any subsidiary (as defined in Rule 1-02(x) of Regulation S-X under the Securities Act) of such person that constitutes a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, as such regulation is in effect on the date of this Indenture.

     “Subsidiary” means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries, (ii) any other person (other than a corporation) in which the Company, one or more of its subsidiaries, or the Company and one or more of its subsidiaries, directly or indirectly, at the date of determination thereof, own at least a majority ownership interest, or (iii) any other entity that constitutes a “subsidiary” within the meaning of Rule 1-02 of Regulation S-X promulgated under the Securities Act.

     “TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as amended and in effect from time to time.

     “Trading Day” means any day during which all of the following conditions are satisfied: (i) trading in the Common Stock generally occurs on the primary U.S. national securities exchange or market on which it is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (ii) there is no Market Disruption Event on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed.

     “Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor.

     “Voting Stock” of any Person means the total voting power of all classes of the Capital Stock of such Person entitled to vote generally in the election of directors of such Person.

     “VWAP” for the Common Stock means, with respect to any Trading Day during the Settlement Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page HYT.UQ <equity> in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or if such volume-weighted average price is unavailable, the market value per share of the Common Stock on such Trading Day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

Other Definitions.

Acquisition of Voting Control	Section 3.02(K)(i)(a)
Additional Interest Notice	Section 4.09
Additional Securities	Section 1.01
Aggregate Amount	Section 10.06(e)
Applicable Price	Section 10.16(C)
Bankruptcy Law	Section 6.01
BCF Adjustment Cap	Section 10.07
BCF Make-Whole Cap	Section 10.16(B)(iv)
Business Day	Section 11.07
Change in Control	Section 3.02(K)(i)
Closing Sale Price	Section 10.06(c)
Collective Election	Section 10.12
Conversion Agent	Section 2.03
Conversion Date	Section 10.02(A)
Conversion Notice	Section 10.02(A)
Conversion Obligation	Section 10.01(A)
Conversion Shares	Section 10.06(c)
Custodian	Section 6.01
Effective Date	Section 10.16(B)
Event of Default	Section 6.01
Ex Date	Section 10.06(g)
Expiration Date	Section 10.06(e)
Expiration Time	Section 10.06(e)
Floor Price	Section 10.15

Fundamental Change	Section 3.02(K)
Fundamental Change Notice	Section 3.02(A)
Fundamental Change Repurchase Date	Section 3.02(A)
Fundamental Change Repurchase Price	Section 3.02(A)
Fundamental Change Repurchase Right	Section 3.02(A)
Global Security	Section 2.01
Irrevocable Payment Election	Section 10.02(A)
Legal Holiday	Section 11.07
Make-Whole Applicable Increase	Section 10.16(B)
Make-Whole Consideration	Section 10.16(A)
Make-Whole Conversion Period	Section 10.16(A)
Nasdaq share limitation	Section 10.02(A)
Notice of Default	Section 6.01
Participants	Section 2.15(A)
Paying Agent	Section 2.03
Physical Securities	Section 2.01
Private Placement Legend	Section 2.17
Purchased Shares	Section 10.06(e)
record date	Section 10.06(g)
Reference Property	Section 10.12
Registrar	Section 2.03
Repurchase Upon Fundamental Change	Section 3.01(A)
Resale Restriction Termination Date	Section 2.17
Rights	Section 10.06(c)
Spin-Off	Section 10.06(c)
Termination of Trading	Section 3.02(K)(ii)
Trigger Event	Section 10.06(c)
Underlying Shares	Section 10.06(b)

Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC;
 “ indenture securities ” means the Securities;
 “ indenture security holder ” means a Securityholder or a Holder;
 “ indenture to be qualified ” means this Indenture;
 “ indenture trustee ” or “ institutional trustee ” means the Trustee; and
 “ obligor ” on the indenture securities means the Company or any successor.

     All other terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

Rules of Construction.

     Unless the context otherwise requires:

          a term has the meaning assigned to it;

an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time;

          “or” is not exclusive;

          “including” means “including without limitation”;

words in the singular include the plural and in the plural include the singular;

          provisions apply to successive events and transactions;

the term “interest” includes additional interest, unless the context otherwise requires or unless the terms of the Registration Rights Agreement provide otherwise;

“herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and

references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.

THE SECURITIES

Form and Dating.

     The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

     Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in  Exhibit A  (the “ Global Security ”), registered in the name of the Depositary or a nominee thereof, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legends set forth in  Exhibits B-1  and  B-2 . The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided;  provided , that, in no event shall the aggregate principal amount of the Global Security or Securities exceed $[ • ] (or $[ • ] if the Initial Purchasers elect to purchase all of the Additional Securities pursuant to the Option).

     Securities issued in exchange for interests in a Global Security pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in  Exhibit A  (the “ Physical Securities ”) and, if applicable, bearing any legends required by  Section 2.17 .

Execution and Authentication.

     One duly authorized Officer shall sign the Securities for the Company by manual or facsimile signature.

     A Security’s validity shall not be affected by the failure of an Officer whose signature is on such Security to hold, at the time the Security is authenticated, the same office at the Company.

     A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     Upon a written order of the Company signed by one Officer of the Company, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $[ • ] and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this  Section 2.02 . Upon receipt by the Trustee of an Officer’s Certificate stating that the Initial Purchasers have elected to purchase from the Company a specified principal amount of Additional Securities, not to exceed $[ • ], pursuant to the Option, the Trustee shall authenticate and deliver such specified principal amount of Additional Securities to or upon the written order of the Company signed as provided in the immediately preceding sentence. Such Officer’s Certificate must be received by the Trustee not later than the proposed date for delivering of such Additional Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $[ • ] except as provided in this  Section 2.02 .

     Upon a Company Order, the Trustee shall authenticate Securities not bearing the Private Placement Legend to be issued to the transferee when sold pursuant to an effective registration statement under the Securities Act as set forth in  Section 2.16(B) .

     The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as a Securities Agent to deal with the Company and its Affiliates.

     If a Company Order pursuant to this Section 2.02 has been, or simultaneously is, delivered, any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security issued in global form shall be in writing but need not comply with  Section 11.04  hereof and need not be accompanied by an Opinion of Counsel.

     The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Registrar, Paying Agent and Conversion Agent.

     The Company shall maintain, or shall cause to be maintained, an office or agency in the United States where Securities may be presented for registration of transfer or for exchange (“ Registrar ”), an office or agency in the United States where Securities may be presented for payment (“ Paying Agent ”) and an office or agency in the United States where Securities may be presented for conversion (“ Conversion Agent ”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term “ Registrar ” includes any co-Registrar; the term “ Paying Agent ” includes any additional paying agent; and the term “ Conversion Agent ” includes any additional conversion agent.

     The Company shall enter into an appropriate agency agreement with any Securities Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Securities Agent. The Company shall notify the Trustee of the name and address of any Securities Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

     The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

Paying Agent to Hold Money in Trust.

     Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money and, if applicable, other property held by it as Paying Agent.

Securityholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish, or shall cause to be furnished, to the Trustee no later than three Business Days before each interest payment date, and at such other times as the Trustee may request in writing, a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.

Transfer and Exchange.

     Subject to Sections 2.15 and 2.16 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar’s request or upon the Trustee’s receipt of a Company Order therefor. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Fundamental Change Notice has been delivered, and not withdrawn, in accordance with this Indenture, except the unrepurchased portion of Securities being repurchased in part.

     No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to  Sections 2.10 ,  9.05  or  10.02 , or  Article III , not involving any transfer.

Replacement Securities.

     If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Security, if required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is reasonably satisfactory to the Trustee and the Company to indemnify and hold harmless the Company, the Trustee or any Securities Agent from any loss which any of them may suffer if such Security is replaced. The Trustee and the Company may charge such Holder for their expenses in replacing a Security.

     In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

     Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.

Outstanding Securities.

     Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this  Section 2.08  as not outstanding. Except to the extent provided in  Section 2.09 , a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.

     If the Paying Agent (other than the Company) holds on a Fundamental Change Repurchase Date or Maturity Date, money sufficient to pay the aggregate Fundamental Change

Repurchase Price or principal amount, as the case may be, with respect to all Securities to be purchased or paid upon Repurchase Upon Fundamental Change or maturity, as the case may be, in each case plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change or maturity, then (unless there shall be a Default in the payment of such aggregate Fundamental Change Repurchase Price or principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Fundamental Change Repurchase Price or principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest, in accordance with this Indenture.

     If a Security is converted in accordance with Article X, then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable hereunder upon such conversion.

Securities Held by the Company or an Affiliate.

     In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Subsidiaries or Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether a Responsible Officer of the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this  Section 2.09 if the pledgee establishes, to the satisfaction of the Trustee, the pledgee’s right so to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities, an Affiliate of the Company or an affiliate of any such other obligor. In the event of a dispute as to whether the pledgee has established the foregoing, the Trustee may rely on the advice of counsel or on an Officer’s Certificate.

Temporary Securities.

     Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, each temporary Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and such temporary Security shall be exchangeable for definitive Securities in accordance with the terms of this Indenture.

Cancellation.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to  Article X .

Defaulted Interest.

     If and to the extent the Company defaults in a payment of interest on the Securities, the Company shall pay in Cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the persons who are Securityholders on a subsequent special record date. The Company shall fix such record date and payment date. At least fifteen (15) calendar days before the record date, the Company shall deliver or cause to be delivered to Securityholders a notice that states the record date, payment date and amount of interest to be paid. Upon the due payment in full, interest shall no longer accrue on such defaulted interest pursuant to this  Section 2.12 .

CUSIP Numbers.

     The Company in issuing the Securities may use one or more “CUSIP” numbers, and, if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders;  provided ,  however , that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities;  provided further , that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

Deposit of Moneys.

     Prior to 11:00 A.M., New York City time, on each interest payment date, Maturity Date or Fundamental Change Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with  Section 2.04 ) money, in funds immediately available on such date, sufficient to make Cash payments, if any, due on such interest payment date, Maturity Date or Fundamental Change Repurchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, Maturity Date or Fundamental Change Repurchase Date, as the case may be.

Book-Entry Provisions for Global Securities.

     The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of the Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth in  Section 2.17 .

     Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Physical Securities shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Securities only if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Security (or the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within ninety (90) days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities.

     In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(B), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

     Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to  Section 2.15(B)  shall, except as otherwise provided by  Section 2.16 , bear the Private Placement Legend.

     The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

Special Transfer Provisions.

     Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, but except as provided in  Section 2.15(B) , a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the Resale Restriction Termination Date, (ii) there is delivered to the Trustee and the Company an opinion of counsel reasonably satisfactory to the Company and addressed to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar or co-Registrar a notice in the form of  Exhibit C  hereto. Upon the effectiveness, under the Securities Act, of the “Shelf Registration Statement” (as defined in the Registration Rights Agreement), the Company shall deliver to the Trustee a notice of effectiveness, a Global Security or Global Securities, which do not bear the Private Placement Legend and an authentication order in accordance with  Section 2.02  and, if required by the Depositary, the Company shall deliver to the Depositary a letter of representations in a form reasonably acceptable to the Depositary. Upon the effectiveness of any post-effective amendment to the “Shelf Registration Statement” (as defined in the Registration Rights Agreement) and upon the effectiveness, under the Securities Act, of any “Subsequent Shelf Registration Statement” (as defined in the Registration Rights Agreement), the Company shall deliver to the Trustee a notice of effectiveness. Upon any sale, pursuant to a Shelf Registration Statement, of a beneficial interest in a Global Security that theretofore constituted a Restricted Security and delivery of appropriate evidence thereof to the Trustee, and upon any sale or transfer of a beneficial interest in connection with which the Private Placement Legend will be removed in accordance with this Indenture, the Trustee shall increase the principal amount of the Global Security that does not constitute a Restricted Security by the principal amount of such sale or transfer and likewise reduce the principal amount of the Global Security that does constitute a Restricted Security.

     General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture and as permitted by applicable law.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this  Section 2.16 . The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     Transfers of Securities Held by Affiliates. Any Securities or shares of Common Stock issued upon the conversion of Securities that are purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities or shares of Common Stock, as the case may be, no longer being Restricted Securities. For the avoidance of doubt, solely with respect to Affiliates, the aforementioned sentence shall not constitute a covenant of the Company under this Indenture.

Restrictive Legends.

     Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the “Private Placement Legend ”) as set forth in  Exhibit B-1  on the face thereof

(1) until after the second anniversary of the later of (i) the Issue Date and (ii) the last date on which the Company or any Affiliate was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed between the Company and the Holder thereof) (such date, the “ Resale Restriction Termination Date ”); or (2) as otherwise provided in or permitted by  Section 2.16(B) .

     Each Global Security shall also bear the legend as set forth in Exhibit B-2.

Ranking.

     The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and will constitute a senior unsecured obligation of the Company, ranking equally with other existing and future senior unsecured indebtedness of the Company and ranking senior to any existing or future subordinated indebtedness of the Company.

REDEMPTION AND REPURCHASE

No Right of Redemption at the Option of the Company.

The Securities are not redeemable at the option of the Company, except with respect to any repurchase upon a Fundamental Change, in accordance with paragraph 6 of the Securities (a “ Repurchase Upon Fundamental Change ”).

Repurchase at Option of Holder Upon a Fundamental Change.

     In the event any Fundamental Change (as defined below) shall occur, each Holder of Securities shall have the right (the “ Fundamental Change Repurchase Right ”), at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the “ Fundamental Change Repurchase Date ”), which Fundamental Change Repurchase Date shall be no later than thirty five (35) days, nor earlier than twenty (20) days, after the date the Fundamental Change Notice (as defined below) is delivered in accordance with  Section 3.02(B) , at a price, payable in Cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portions thereof) to be so repurchased (the “ Fundamental Change Repurchase Price ”), plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, upon:

     delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

     the certificate number(s) of the Securities which the Holder will deliver to be repurchased, if such Securities are in certificated form;

     the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

     that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture; and

     delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Purchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised;

provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Securities at the close of business on such record date (without any surrender of such Securities by such Holder), and the Holder surrendering such Securities for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Securities at the close of business on such record date.

     If such Securities are held in book-entry form through the Depositary, the Purchase Notice shall comply with applicable procedures of the Depositary.

     If such Securities are in certificated form, upon delivery of certificated Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

     Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.02(A)  to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in  Section 3.02(B)(xi) .

     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     The Company will comply with all federal and state securities laws, and the applicable laws of any foreign jurisdiction, in connection with any offer to sell or solicitations of offers to buy Securities pursuant to this  Section 3.02 .

     Within five (5) Business Days after the occurrence of a Fundamental Change, the Company shall deliver, or cause to be delivered, to all Holders of record of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice (the “ Fundamental Change Notice ”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee and shall publicly release, through a reputable national newswire service, such Fundamental Change Notice.

     Each Fundamental Change Notice shall state:

     the events causing the Fundamental Change;

     the date of such Fundamental Change;

     the Fundamental Change Repurchase Date;

     the date by which the Fundamental Change Repurchase Right must be exercised;

     the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date;

     the names and addresses of the Paying Agent and the Conversion Agent;

     a description of the procedures which a Holder must follow to exercise the Fundamental Change Repurchase Right;

     that, in order to exercise the Fundamental Change Repurchase Right, the Securities must be surrendered for payment of the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change;

     that the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, for any Security as to which a Purchase Notice has been given and not validly withdrawn will be paid as promptly as practicable, but in no event later than the later of such Fundamental Change Repurchase Date and the third Business Day after the time of delivery of the Security (together with all necessary endorsements) as described in  clause (viii)  above;  provided ,  however , that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date (without any surrender of such Securities by such Holder), and the Holder surrendering such Security for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Security at the close of business on such record date;

     that, except as otherwise provided herein, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon Repurchase Upon Fundamental Change;

     that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent), or the Paying Agent receives, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (III) the certificate number(s) of such Securities to be so withdrawn, if such Securities are in certificated form, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this  Section 3.02 , which amount must be $1,000 or an integral multiple thereof;

     the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;

     that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article X only if such Purchase Notice has been withdrawn in accordance with this  Section 3.02  or if there shall be a Default in the payment of the Fundamental Change Repurchase Price or in the accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change; and

     the CUSIP number or numbers, as the case may be, of the Securities.

     At the Company’s request, upon reasonable prior notice, the Trustee shall deliver such Fundamental Change Notice in the Company’s name and at the Company’s expense;  provided ,  however , that the form and content of such Fundamental Change Notice shall be prepared by the Company.

     No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right to exercise a Fundamental Change Repurchase Right.

     Subject to the provisions of this Section 3.02, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event later than the later of the Fundamental Change Repurchase Date and the time such Security is surrendered to the Paying Agent;  provided ,  however , that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date, and the Holder surrendering such Security for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Security at the close of business on such record date.

     Prior to 11:00 A.M., New York City time on a Fundamental Change Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04 ) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the consideration payable as herein provided upon Repurchase Upon Fundamental Change for all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

     Once the Fundamental Change Notice and the Purchase Notice have been duly given in accordance with this Section 3.02 , the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), except as otherwise herein provided, such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration.

     Securities with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.02 may be converted pursuant to  Article X , if otherwise convertible in accordance with  Article X , only if such Purchase Notice has been withdrawn in accordance with this  Section 3.02  or if there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change.

     If any Security shall not be paid upon surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in Cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article X .

     Any Security which is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this  Section 3.02  (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.

     Notwithstanding anything herein to the contrary, there shall be no purchase of any Securities pursuant to this Section 3.02  on a Fundamental Change Repurchase Date if, on or prior to such date, there has occurred an Event of Default with respect to the Securities, other than a Default in the payment of the Fundamental Change Repurchase Price with respect to the Securities or a Default arising from the Company’s failure to deliver a Fundamental Change Notice in accordance with  Section 3.02(B)  herein. The Paying Agent will promptly return to the respective Holders thereof any Securities tendered to it for Repurchase Upon Fundamental Change during the continuance of such an acceleration.

     Notwithstanding anything herein to the contrary, if the option granted to Holders to require the repurchase of the Securities upon the occurrence of a Fundamental Change is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the

Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.

     As used herein and in the Securities, a “Fundamental Change” shall be deemed to have occurred upon the occurrence of either a “Change in Control” or a “Termination of Trading.”

     A “Change in Control” shall be deemed to have occurred at such time as:

     any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total outstanding voting power of all classes of the Company’s Capital Stock entitled to vote generally in the election of directors (such an event, an “ Acquisition of Voting Control ”); or

     there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, or of the Company and the Subsidiaries on a consolidated basis, to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

     the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, unless the persons that “beneficially owned” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such consolidation or merger, “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of the Voting Stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or

     the following persons cease for any reason to constitute a majority of the Company’s Board of Directors:

     (1) individuals who on the Issue Date constituted the Company’s Board of Directors; and

     (2) any new directors whose election to the Company’s Board of Directors or whose nomination for election by the Company’s stockholders was approved by at least a majority of the directors of the Company then still in office either who were directors of the Company on the Issue Date or whose election or nomination for election was previously so approved; or

     the Company is liquidated or dissolved or the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company.

     A “Termination of Trading” shall occur if the Common Stock of the Company (or other common stock into which the Securities are then convertible) is no longer listed for trading on a U.S. national securities exchange.

COVENANTS

Payment of Securities.

     The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities and in this Indenture. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with  Section 2.04 ) on that date money sufficient to pay the amount then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)). The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in Cash with respect to the Securities, which amounts shall be paid (A) in the case of a Security that is in global form, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; or (B) in the case of a Security that is held, other than global form, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar.

     The Company shall pay, in Cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

Maintenance of Office or Agency.

     The Company will maintain, or cause to be maintained, in the United States an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Securities may be surrendered for registration of transfer or exchange, payment or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations;  provided ,  however , that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.03 .

Rule 144A Information and Annual Reports.

     At any time when the Company is not subject to, or is in violation of, Sections 13 or 15(d) of the Exchange Act, the Company shall promptly provide to the Trustee and shall, upon request, provide to any Holder, beneficial owner or prospective purchaser of Securities or shares of Common Stock issued upon conversion of any Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or shares of Common Stock pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial holder of such Securities or shares of Common Stock may reasonably request to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or shares of Common Stock in accordance with Rule 144A, as such rule may be amended from time to time.

     The Company shall deliver to the Trustee, no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act (including, without limitation, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act), a copy of each report the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act;  provided ,  however , that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the SEC;  provided further , each such report will be deemed to be so delivered to the Trustee if the Company files such report with the SEC through the SEC’s EDGAR database no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act (including, without limitation, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act). In the event the Company is at any time while any Securities are outstanding no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide to the Trustee and, upon request, to each Holder, no later than the date the Company would have been required to file the same with the SEC, the reports the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange if the Company were subject to the reporting requirements of such sections. The Company also shall comply with the other provisions of TIA § 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Compliance Certificate.

     The Company shall deliver to the Trustee, within ninety (90) calendar days after the end of each fiscal year of the Company, an Officer’s Certificate stating whether or not the signatory to such Officer’s Certificate is aware of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Securities. If such signatory is aware of any such Default or Event of Default, then such Officer’s Certificate shall describe the Default or Event of Default and its status.

Stay, Extension and Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Corporate Existence.

     Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries, in accordance with the respective organizational documents of the Company and of each Subsidiary, and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;  provided ,  however , that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary, if in the good faith judgment of the Board of Directors (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such Subsidiary does not have a material adverse impact on the Holders.

Notice of Default.

     Upon the occurrence of any Default or Event of Default, the Company shall give prompt written notice to the Trustee of such Default or Event of Default, and any remedial action proposed to be taken.

Further Instruments and Acts.

     Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Additional Interest Notice.

     In the event that the Company is required to pay additional interest to holders of Securities pursuant to the Registration Rights Agreement, the Company will provide written notice (“ Additional Interest Notice ”) to the Trustee of its obligation to pay additional interest no later than fifteen (15) calendar days prior to the proposed payment date for the additional interest (or, if the applicable Event (as defined in the Registration Rights Agreement) giving rise to the obligation to pay such additional interest occurs on or after the fifteenth (15th) calendar day before such payment date, no later than the Business Day after the date such Event occurs). Each Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the amount of additional interest, or with respect to the nature, extent or calculation of the amount of additional interest owed, or with respect to the method employed in such calculation of the additional interest.

SUCCESSORS

When Company May Merge, etc.

     The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company, or of the Company and the Subsidiaries on a consolidated basis, to, another person, whether in a single transaction or series of related transactions, unless (i) if the surviving person is not the Company, the surviving person is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia; (ii) such person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and (iii) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall exist.

     The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon such Officer’s Certificate as to the absence of Defaults and Events of Default) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

Successor Substituted.

     Upon any consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, or of the Company and the Subsidiaries on a consolidated basis, the successor person formed by such consolidation or into which the Company is merged or to which such sale, transfer, lease, conveyance or other disposition is made shall succeed to, and, except in the case of a lease, be substituted for, and may exercise every right and power of, and shall assume every duty and obligation of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein. When the successor assumes all obligations of the Company hereunder, except in the case of a lease, all obligations of the predecessor shall terminate.

DEFAULTS AND REMEDIES

Events of Default.

     An “Event of Default” occurs if:

     the Company fails to pay the principal of, or premium, if any, on, any Security when the same becomes due and payable, whether at maturity, on a Fundamental Change Repurchase Date with respect to a Repurchase Upon Fundamental Change or otherwise;

     the Company fails to pay an installment of interest or additional interest on any Security when due, if such failure continues for thirty (30) days after the date when due;

     the Company fails to satisfy its conversion obligations upon exercise of a Holder’s conversion rights pursuant hereto;

     the Company fails to timely provide a Fundamental Change Notice, as required by the provisions of this Indenture, or fails to timely provide any notice pursuant to, and in accordance with,  Section 10.16(E) ;

     the Company fails to comply with any other term, covenant or agreement set forth in the Securities or this Indenture and such failure continues for the period, and after the notice, specified below;

     the Company or any of its Subsidiaries defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, Indebtedness for money borrowed, in the aggregate principal amount then outstanding of five million dollars ($5,000,000) or more, or the acceleration of Indebtedness of the Company or any of its Subsidiaries for money borrowed in such aggregate principal amount or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded, within thirty (30) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding, each in accordance with this Indenture;

     the Company or any of its Subsidiaries fails to pay any final judgment, the aggregate uninsured portion of which is at least five million dollars ($5,000,000), and such judgments are not paid or discharged within thirty (30) days;

     the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise, either:

     (A) commences a voluntary case,

     (B) consents to the entry of an order for relief against it in an involuntary case,

     (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

     (D) makes a general assignment for the benefit of its creditors; or

     a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     (A) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company in an involuntary case or proceeding, or adjudicates the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company insolvent or bankrupt,

     (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a

Significant Subsidiary of the Company for all or substantially all of the property of the Company or any such Significant Subsidiary or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, as the case may be, or

     (C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, and, in the case of each of the foregoing clauses (A), (B) and (C) of this Section 6.01(ix), the order or decree remains unstayed and in effect for at least ninety (90) consecutive days.

     The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “ Custodian ” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     A Default under clause (v) above is not an Event of Default until (I) the Trustee notifies the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, of the Default and (II) the Default is not cured within sixty (60) days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a “ Notice of Default .” If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases.

Acceleration.

     If an Event of Default (excluding an Event of Default specified in Section 6.01(viii) or (ix) with respect to the Company (but including an Event of Default specified in  Section 6.01(viii)  or  (ix)  solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by written notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, and any accrued and unpaid interest (including any additional interest) on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(viii)  or  (ix)  with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(viii)  or  (ix)  solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest (including any additional interest) on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest (including additional interest) that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under  Section 7.07  have been paid.

Other Remedies.

     Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

Waiver of Past Defaults.

     Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (A) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest or additional interest on, any Security, or in the payment of the Fundamental Change Repurchase Price (or accrued and unpaid interest, if any, payable as herein provided, upon Repurchase Upon Fundamental Change), (B) a Default or Event of Default arising from a failure by the Company to convert any Securities into shares of Common Stock in accordance with this Indenture or (C) any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under  Section 9.02 , cannot be modified or amended without the consent of the Holder of each outstanding Security affected. When a Default or an Event of Default is waived, it is cured and ceases. This  Section 6.04  shall be in lieu of TIA § 316(a)(1)(B), and, as permitted by the TIA, TIA § 316(a)(1)(B) is hereby expressly excluded from this Indenture.

Control by Majority.

     The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it;  provided , that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This  Section 6.05  shall be in lieu of TIA § 316(a)(1)(A), and, as permitted by the TIA, TIA § 316(a)(1)(A) is hereby expressly excluded from this Indenture.

Limitation on Suits.

     Except as provided in Section 6.07, a Securityholder may not institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

     the Holder gives to the Trustee written notice of a continuing Event of Default;

     the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

     such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to or of the Trustee in connection with pursuing such remedy;

     the Trustee does not comply with the request within sixty (60) days after receipt of such notice, request and offer of indemnity; and

     during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     Notwithstanding any other provision of this Indenture, the right of any Holder to convert the Security in accordance with this Indenture, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.

Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.

Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Securityholders allowed in any judicial proceedings relative to the Company or its creditors or properties.

     The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 .

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Priorities.

     If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First:	to the Trustee for amounts due under Section 7.07;

Second:	to Securityholders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

Third:	to the Company for the balance, if any.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Securityholders pursuant to this  Section 6.10 . At least fifteen (15) days before each such record date, the Trustee shall deliver to each Holder and the Company a written notice that states such record date and payment date and the amount of such payment.

Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This  Section 6.11  does not apply to a suit by the Trustee, a suit by a Holder pursuant to  Section 6.07  or a suit by Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.

TRUSTEE

Duties of Trustee.

     If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     Except during the continuance of an Event of Default:

     the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

     The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Rights of Trustee.

     Subject to Section 7.01, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice.

     Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

     Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

     The Trustee may consult with counsel (such counsel to be reasonably acceptable to the Company), and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

     The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

     Except with respect to Section 6.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in  Article IV . In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to  Sections 6.01(i)  or  (ii)  or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under  Article IV  (other than  Sections 4.04  and  4.07 ) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officer’s Certificates).

     Subject to Section 7.01(A), the Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

     The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not Trustee. Any Securities Agent may do the same with like rights. The Trustee, however, must comply with  Sections 7.10  and  7.11 .

Trustee’s Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; the Trustee shall not be accountable for the Company’s use of the proceeds from the Securities; and the Trustee shall not be responsible for any statement in the Securities other than its certificate of authentication.

Notice of Defaults.

     If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, or as to which a Responsible Officer of the Trustee is aware, then the Trustee shall deliver to each holder a notice of the Default or Event of Default within thirty (30) days after it occurs, unless such Default or Event of Default has been cured or waived;  provided ,  however , that, except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders.

Reports by Trustee to Holders.

     Within sixty (60) days after each [•], beginning with [•], 2009, the Trustee shall deliver to each Securityholder if required by TIA § 313(a) a brief report dated as of such [ • ] that complies with TIA § 313(c). In such event, the Trustee also shall comply with TIA § 313(b).

     A copy of each report at the time of its delivering to Securityholders shall be mailed by first class mail to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee of the listing or delisting of the Securities on or from any stock exchange.

Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.

     The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence, bad faith or willful misconduct.

     To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except as otherwise required by law.

     The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.07 shall survive any resignation or removal of the Trustee.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or (ix) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this  Section 7.08 .

     The Trustee may resign by so notifying the Company in writing thirty (30) Business Days prior to such resignation. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

     the Trustee fails to comply with Section 7.10;

     the Trustee is adjudged a bankrupt or an insolvent;

     a receiver or other public officer takes charge of the Trustee or its property; or

     the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

     If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, the Company or any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in  Section 7.07 .

Successor Trustee by Merger, etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, which Trustee (A) is authorized under such laws to exercise corporate trustee power, (B) is subject to supervision or examination by federal or state authorities and (C) has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b). Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA § 310(b).

Preferential Collection of Claims Against Company.

     The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

DISCHARGE OF INDENTURE

Termination of the Obligations of the Company.

     This Indenture shall cease to be of further effect if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to  Section 2.07  hereof) have been delivered to the

Trustee for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity or upon Repurchase Upon Fundamental Change, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) Cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to  Section 2.07  hereof) on the Maturity Date or a Fundamental Change Repurchase Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit; (d) such deposit will not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and (e) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with;  provided ,  however , that Sections 2.02 ,  2.03 ,  2.04 ,  2.05 ,  2.06 ,  2.07 ,  2.08 ,  2.15 ,  2.16 ,  2.17 ,  3.02 ,  4.01 ,  4.02 ,  4.05 ,  7.07  and  7.08  and  Articles VIII  and  X shall survive any discharge of this Indenture until such time as the Securities have been paid in full and there are no Securities outstanding.

Application of Trust Money.

     The Trustee shall hold in trust all money deposited with it pursuant to Section 8.01 and shall apply such deposited money through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities.

Repayment to Company.

     The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money held by them at any time. The Trustee or the Paying Agent, as the case may be, shall provide written notice to the Company of any money that has been held by it and has, for a period of two (2) years, remained unclaimed for the payment of the principal of, or any accrued and unpaid interest on, the Securities. The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, premium, if any, or any accrued and unpaid interest or additional interest on, the notes that remains unclaimed for two (2) years; provided ,  however , that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once in a newspaper of general circulation in the City of New York or cause to be delivered to each holder, notice stating that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or delivery, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

Reinstatement.

     If the Trustee or Paying Agent is unable to apply any money in accordance with Sections 8.01 and 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to  Sections 8.01  and  8.02  until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with  Sections 8.01  and  8.02 ;  provided ,  however , that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

AMENDMENTS

Without Consent of Holders.

     The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:

          to comply with Sections 5.01 and 10.12;

          to make any changes or modifications to this Indenture necessary in connection with the registration of the public offer and sale of the Securities under the Securities Act pursuant to the Registration Rights Agreement or the qualification of this Indenture under the TIA;

          to secure the obligations of the Company in respect of the Securities;

          to add to the covenants of the Company described in this Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company; and

          to make provisions with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture.

     In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to (i) cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not, individually or in the aggregate with all other modifications made or to be made to the Indenture, adversely affect the rights of any Holder; or (ii) conform this Indenture to the description of the Securities contained in the Offering Memorandum of the Company, dated [ • ], 2009.

With Consent of Holders.

     The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Subject to  Sections 6.04  and  6.07 , the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Notwithstanding anything herein to the contrary, without the consent of each Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04 , may not:

     change the stated maturity of the principal of, or the payment date of any installment of interest or additional interest on, any Security;

     reduce the principal amount of, or any premium, interest or additional interest on, any Security;

     change the place, manner or currency of payment of principal of, or any premium, interest or additional interest on, any Security;

     impair the right to institute suit for the enforcement of any payment on, or with respect to, or of the conversion of, any Security;

     modify, in a manner adverse to Holders, the provisions with respect to the right of Holders pursuant to Article III to require the Company to repurchase Securities upon the occurrence of a Fundamental Change;

     modify the provisions of Section 2.18 in a manner adverse to Holders;

     adversely affect the right of Holders to convert Securities in accordance with Article X;

     reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities;

     reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a waiver of compliance with any provision of this Indenture or the Securities or a waiver of any Default or Event of Default; or

     modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

     Promptly after an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company shall deliver, or cause to be delivered, to Securityholders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to deliver such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Compliance with Trust Indenture Act.

     Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to  Section 9.02 , the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Notation on or Exchange of Securities.

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Trustee Protected.

     The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article IX; provided, however , that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this  Article IX  that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officer’s Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture.

Effect of Supplemental Indentures.

     Upon the due execution and delivery of any supplemental indenture in accordance with this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and, except as set forth in  Sections 9.02  and  9.04 , every Holder of Securities shall be bound thereby.

CONVERSION

Conversion Privilege; Restrictive Legends.

     Subject to the provisions of Article III, the Securities shall be convertible into Cash, shares of Common Stock or a combination of Cash and shares of our common stock, at the Company’s election, in accordance with this  Article X  at any time prior to stated maturity or repurchase (the “Conversion Obligation”).

     Notwithstanding anything herein to the contrary, the right to convert the Securities pursuant to this Article X shall terminate at the close of business on the Business Day immediately preceding the Maturity Date.

     The initial Conversion Rate shall be [•] shares of Common Stock per $1,000 principal amount of Securities. The Conversion Rate shall be subject to adjustment in accordance with  Sections 10.06  through  10.15 .

     A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

     Any shares of Common Stock that are issued upon conversion of a Security shall bear the Private Placement Legend until the earlier of the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed by the Company and the Holder thereof) (or, if earlier, the date such shares are sold pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act).

Conversion Procedure.

     To convert a Security, a Holder must satisfy the requirements of Paragraph 7 of the Securities. Each Security shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock at the Conversion Rate therefor, subject to the Company’s rights pursuant to this  Section 10.02(A) .

     Notwithstanding any other provision of this Indenture or the Securities, all Holders’ rights with respect to the conversion of the Securities and the Company’s Conversion Obligation are subject, in their entirety, to the Company’s right, in its sole discretion, to elect to satisfy its Conversion Obligation as provided in this  Section 10.02(A) .

     The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Securities, but instead shall, subject to this Section 10.02(A), make a Cash payment equal to such fraction multiplied by the daily VWAP of the Common Stock on (i) the Conversion Date, in the event that the Daily Settlement Amount is computed pursuant to clause (1) below, and (ii) the last day of the applicable Settlement Period, in the event that the Daily Settlement Amount is computed pursuant to clauses (2) or (3) below.

     Before any Holder of a Security shall be entitled to convert the same into Common Stock, such Holder shall, in the case of Securities issued in global form, comply with the procedures of the Depositary in effect at that time, and in the case of certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place in the form of the Conversion Notice attached to the Security (the “ Conversion Notice ”) that such Holder elects to convert the same and shall state in writing therein the principal amount of Security to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued. Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest on the Securities, as provided in  Section 10.02(C) , and all taxes or duties, if any, as provided in Section 10.04 . A Security shall be deemed to have been converted as of the close of business on the date on which all of the foregoing requirements have been satisfied (such date, the “ Conversion Date ”).

     Except to the extent that the Company makes the Irrevocable Payment Election, the Company may elect to deliver shares of Common Stock, Cash or a combination of Cash and shares of Common Stock in satisfaction of a Conversion Obligation by providing the Holder and the Trustee with notice of the method of settlement at any time on or before the close of business on the second Trading Day following the Conversion Date; provided, however, that the Company will only be permitted to make a single election for all Securities for which the Conversion Date is on or after the 35th Scheduled Trading Day preceding the Maturity Date, and such election shall be made on or before the close of business on the Trading Day immediately preceding such 35th Scheduled Trading Day. Any such notice that includes an election to settle a conversion in the manner described in clause (3) below will state the maximum number of shares of Common Stock that may be delivered in respect of such conversion after giving effect to the Nasdaq Share Limitation on delivery of shares contained in the last paragraph of this  Section 10.02(A)  if the Company believes, in its reasonable judgment, that such limitation will apply. If the Company does not make such election, all Conversion Obligations will be settled in shares of Common Stock as set forth in clause (1) below. Settlement of Conversion Obligations (regardless of whether made solely in Cash, solely in shares of Common Stock or a combination thereof) will occur on the third Trading Day following the final Settlement Period Trading Day of the Settlement Period.

     The Company will settle any Conversion Obligation as follows:

     (1) if the Company elects to satisfy the entire Conversion Obligation in shares of Common Stock only, the Company will deliver to the Holder for each $1,000 principal amount of the Securities converted, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date (plus Cash in lieu of fractional shares, if applicable, in accordance with this  Section 10.02 );

     (2) if the Company elects to satisfy the entire Conversion Obligation in Cash only, the Company will deliver to the Holder for each $1,000 principal amount of the Securities converted Cash in an amount equal to the Conversion Value; and

     (3) if the Company elects to satisfy the Conversion Obligation in a combination of Cash and shares of Common Stock, the Company will deliver to the Holder for each $1,000 principal amount of the Securities converted, Cash and shares of Common Stock, if applicable, equal to the sum of the Daily Settlement Amounts for each of the Settlement Period Trading Days during the related Settlement Period (plus Cash in lieu of fractional shares if applicable, pursuant to this  Section 10.02 ).

     However, at any time on or before the 35th Scheduled Trading Day immediately preceding the Maturity Date, the Company may irrevocably elect (the “ Irrevocable Payment Election ”), in its sole discretion and without the consent of any Holder, to satisfy conversions of the Securities in the manner set forth in clause (3) above.

     In connection with any election to settle a Conversion Obligation in accordance with clause (3) above, the Company will not issue shares of Common Stock in excess of 19.99% of the Common Stock outstanding immediately prior to the Issue Date in compliance with the continued listing requirements of the Nasdaq Global Market (the “ Nasdaq Share Limitation ”). Any remaining Conversion Obligation will be comprised of Cash (based on the VWAP on the Trading Day immediately preceding the date on which such shares of Common Stock would be required to be delivered but for the Nasdaq Share Limitation).

     Upon making the Irrevocable Payment Election, the Company will notify the Trustee and the Holders through the Trustee of such election. The Company will also, simultaneously with providing the notice to the Trustee, issue a press release, through a reputable national newswire service, containing the same information as the notice, and will make the conversion information available on the Company’s website.

     From and after the close of business on the Conversion Date of a Security, the person in whose name any certificate representing Common Stock issued pursuant to this  Section 10.02 , if any, is to be registered shall be treated as a stockholder of record of the Company, and all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable upon conversion of such Security as provided herein. A Holder of Securities is not entitled, as such, to any rights of a holder of Common Stock until such Holder has converted its Securities into shares of Common Stock (to the extent such Securities are convertible into shares of Common Stock) or is deemed to be a stockholder of record of the Company, as provided in this  Section 10.02(B) .

     Except as provided in this Section 10.02(C), a converting Holder of Securities shall not be entitled to receive any accrued and unpaid interest (including additional interest, if any) on any such Securities being converted. By delivery to the Holder of the number of shares of Common Stock, Cash or combination of Common Stock and Cash, or other consideration issuable or payable upon conversion in accordance with this  Article X , any accrued and unpaid interest (including additional interest, if any) on such Securities will be deemed to have been paid in full. If any Securities are surrendered for conversion subsequent to the record date preceding an interest payment date but prior to such interest payment date, the Holder of such Securities at the close of business on such record date shall receive the interest payable on such Security on such interest payment date notwithstanding the conversion thereof. Securities surrendered for conversion during the period from the close of business on any record date preceding any interest payment date to the opening of business on such interest payment date shall be accompanied by payment from converting Holders, for the account of the Company, in Cash, or other funds of an amount equal to the interest payable on such interest payment date on the Securities being surrendered for conversion; provided, however, the Holder will not be required to pay the Company, at the time that Holder surrenders those Securities for conversion, the amount of interest payable by the Company on such interest payment date (i) if the Company has specified a Fundamental Change Repurchase Date that is after the record date but prior to the corresponding interest payment date, (ii) to the extent of any overdue interest, if any overdue interest remains unpaid at the time of conversion with respect to such Securities, or (iii) in respect of any conversions that occur after the record date immediately preceding the Maturity Date. Except as provided in this  Section 10.02(C) , no adjustments in respect of payments of interest (including additional interest, if any) on Securities surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Securities.

     If a Holder converts more than one Security at a time, the number of full shares of Common Stock issuable upon such conversion, if any, shall be based on the aggregate principal amount of the Securities converted.

     In case any Certificated Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, upon the written order of the Company, authenticate and deliver to the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of  Section 10.04  hereof), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Certificated Securities.

     If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

Fractional Shares.

     The Company will deliver Cash in lieu of any fractional shares of Common Stock issuable in connection with a conversion of Securities by delivery of a check in an amount equal to the value of such fraction computed on the basis of the VWAP (i) on the Conversion Date, in the event that such amount is computed pursuant to  Section 10.02(A)(1)  and (ii) on the last day of the applicable Settlement Period in the event that such amount is computed pursuant to Section 10.02(A)(2) or (3).

Taxes on Conversion.

     The issue of stock certificates on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

     Nothing contained herein shall preclude any income tax withholding required by law or regulation upon conversion of the Securities, and at the Company’s request, Holders shall be responsible for satisfying any such withholding.

Company to Provide Stock.

     The Company shall from time to time reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Notes then outstanding into Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be held by a single Holder). The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in  Section 10.04 , taxes with respect to the issue thereof.

     If any shares of Common Stock which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will use its commercially reasonable efforts to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock shall be quoted on the Nasdaq Global Market, the Company will use its commercially reasonable efforts, if permitted by the rules of the Nasdaq Global Market, to have and keep approved for quoting on the Nasdaq Global Market (subject to notice of official issuance) all Common Stock issuable upon conversion of the Securities, and the Company will use its commercially reasonable efforts to list the shares of Common Stock required to be delivered upon conversion of the Securities prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

     The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities

Adjustment of Conversion Rate.

     The Conversion Rate shall be subject to adjustment from time to time as follows:

     In case the Company shall (1) pay a dividend in shares of Common Stock to all holders of Common Stock, (2) make a distribution in shares of Common Stock to all holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to close of business on the Ex Date or effective date, as applicable, of such dividend, distribution, subdivision or combination, by the number of shares of Common Stock that a person who owns only one share of Common Stock immediately before such Ex Date or effective date, as applicable, of such dividend, distribution, subdivision or combination and who is entitled to participate in such dividend, distribution, subdivision or combination would own immediately after giving effect to such dividend, distribution, subdivision or combination (without giving effect to any arrangement pursuant to such dividend, distribution, subdivision or combination not to issue fractional shares of Common Stock). Any adjustment made pursuant to this  Section 10.06(a)  shall become effective immediately after such Ex Date, in the case of a dividend or distribution, and shall become effective immediately after such effective date, in the case of a subdivision or combination.

     In case the Company shall issue rights or warrants to all or substantially all holders of Common Stock, entitling them, for a period expiring not more than sixty (60) days immediately following the date of issuance of such rights or warrants, to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), at a price per share (or having a conversion, exchange or exercise price per share) that is less than the current market price (as determined pursuant to  Section 10.06(g) ) per share of Common Stock on the trading day immediately preceding the announcement of the issuance of such rights or warrants, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the Ex Date corresponding to such record date by a fraction of which (A) the numerator shall be the sum of (I) the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex Date and (II) the aggregate number of shares (the “ Underlying Shares ”) of Common Stock underlying all such issued rights or warrants (whether by exercise, conversion, exchange or otherwise), and (B) the denominator shall be the sum of (I) number of shares of Common Stock outstanding immediately prior to the open of business on such Ex Date and (II) the number of shares of Common Stock which the aggregate exercise, conversion, exchange or other price at which the Underlying Shares may be subscribed for or purchased pursuant to such rights or warrants would purchase at such current market price per share of Common Stock;  provided ,  however , no adjustment shall be made pursuant to this  Section 10.06(b)  solely by reason of a distribution of rights pursuant to a stockholders’ rights plan, provided the Company has complied with the provisions of  Section 10.14  with respect to such stockholders’ rights plan and distribution. Such increase shall become effective immediately prior to the open of business on such Ex Date. In no event shall the Conversion Rate be decreased pursuant to this
 Section 10.06(b) .

     Except as set forth in the immediately following paragraph, in case the Company shall dividend or distribute to all or substantially all holders of Common Stock shares of Capital Stock of the Company or any existing or future Subsidiary (other than Common Stock), evidences of Indebtedness or other assets (other than dividends or distributions requiring an adjustment to the Conversion Rate in accordance with  Sections 10.06(d)  or

10.06(e)), or shall dividend or distribute to all or substantially all holders of Common Stock rights or warrants to subscribe for or purchase securities (other than dividends or distributions of rights or warrants requiring an adjustment to the Conversion Rate in accordance with  Section 10.06(b) ), then in each such case the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the open of business on the Ex Date corresponding to the record date for the determination of stockholders entitled to such dividend or distribution by a fraction of which (A) the numerator shall be the current market price per share of Common Stock (as determined pursuant to  Section 10.06(g) ) on such record date and (B) the denominator shall be an amount equal to (I) such current market price per share of Common Stock less (II) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), on such Ex Date, of the portion of the shares of Capital Stock, evidences of Indebtedness, assets, rights and warrants to be dividended or distributed applicable to one share of Common Stock, such increase to become effective immediately prior to the open of business on such Ex Date;  provided ,  however , that if such denominator is equal to or less than zero, then, in lieu of the foregoing adjustment to the Conversion Rate, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of its Securities, in addition to any consideration otherwise payable as herein provided upon such conversion, an amount of shares of Capital Stock, evidences of Indebtedness, assets, rights and/or warrants that such Holder would have received had such Holder converted all of its Securities on such record date. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than distributions of rights or warrants requiring an adjustment to the Conversion Rate in accordance with  Section 10.06(b)  and other than any stockholders’ rights plan the Company may have in effect at such time) (collectively, “ Rights ”)  pro rata  to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this  Section 10.06(c) , make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) on or after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable (and Cash, if any, payable) or combination of Cash and shares of Common Stock payable upon such conversion (the “ Conversion Shares ”), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Conversion Shares would be entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights. Notwithstanding the first sentence of this  Section 10.06(c) , a distribution of rights pursuant to a stockholders’ rights plan shall not constitute a dividend or distribution requiring an adjustment to the Conversion Rate pursuant to the first sentence of this  Section 10.06(c) , provided that (1) such rights have not separated from the Common Stock at the time of such distribution; and (2) the Company has made adequate provision in accordance with  Section 10.14 for Holders to receive such rights upon conversion. In no event shall the Conversion Rate be decreased pursuant to this  Section 10.06(c) .

     Notwithstanding anything to the contrary in this Section 10.06(c), if, in a distribution requiring an adjustment to the Conversion Rate pursuant to the immediately preceding paragraph, the property distributed by the Company to all Holders of Common Stock consists solely of Capital Stock, or similar equity interests in, a Subsidiary or other business unit of the Company, which Capital Stock or interests are, or will be upon completion of such distribution, listed on a national securities exchange or quoted on an automated quotation system and closing sale prices for such Capital Stock or interests are readily available (a “ Spin-Off ”), then in lieu of adjusting the Conversion Rate in accordance with the immediately preceding paragraph, the Conversion Rate shall be increased (subject to the other terms of this Indenture) by multiplying the Conversion Rate in effect immediately prior to the opening of business on the thirteenth (13th) Trading Day following the record date for such distribution by a fraction (I) whose numerator is the sum of (A) the average of the Closing Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days commencing on, and including, the third (3rd) Trading Day after the record date for such distribution and (B) the product of (i) the average of the Closing Sale Prices per share or unit, as applicable, of such Capital Stock or interests (determined as if such shares or units were shares of Common Stock for purposes of the definition of “ Closing Sale Price ”) for the for the ten (10) consecutive Trading Days commencing on, and including, the third (3rd) Trading Day after the record date for such distribution and (ii) number of shares or units, as applicable, of such Capital Stock or interests distributed per share of Common Stock; and (II) whose denominator is the average of the Closing Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days commencing on, and including, the third (3rd) Trading Day after the record date for such distribution. The average Closing Sale Prices referred to in the immediately preceding sentence shall be subject to appropriate adjustments, in the Company’s good faith determination, to account for other distributions, stock splits and combinations, stock dividends, reclassifications and similar events. Each adjustment to the Conversion Rate made pursuant to this paragraph shall become effective immediately after the open of business on the thirteenth (13th) Trading Day following the record date for such distribution.

     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“ Trigger Event ”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this  Section 10.06  (and no adjustment to the Conversion Rate under this  Section 10.06  will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this  Section 10.06(c) . In no event shall the Conversion Rate be decreased pursuant to this  Section 10.06(c) .

     In case the Company shall, by dividend or otherwise, at any time make a distribution of Cash (excluding any Cash that is distributed as part of a distribution requiring a Conversion Rate adjustment pursuant to  Section 10.06(e) ) to all or substantially all holders of Common Stock, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the open of business on the Ex Date for such distribution by a fraction (A) whose numerator shall be the current market price per share of Common Stock (as determined pursuant to  Section 10.06(g) ) on the trading date immediately preceding the Ex Date and (B) whose denominator shall be an amount equal to (I) such current market price per share of Common Stock less (II) the amount of the distribution per share of Common Stock;  provided ,  however , that the Conversion Rate shall not be adjusted pursuant to this Section 10.06(d)  to the extent, and only to the extent, such adjustment would cause the Conversion Price to be less than $0.0001 (which minimum amount shall be subject to appropriate adjustments, in the good faith determination of the

Board of Directors), to account for stock splits and combinations, stock dividends, reclassifications and similar events);  provided further  that, if the denominator of such fraction shall be equal to or less than zero, the Conversion Rate shall be instead adjusted so that the Conversion Price is equal to $0.0001 (as adjusted in accordance with the immediately preceding proviso). An adjustment to the Conversion Rate pursuant to this  Section 10.06(d)  shall become effective immediately prior to the open of business on such Ex Date. In no event shall the Conversion Rate be decreased pursuant to this  Section 10.06(d) .

     In case the Company or any Subsidiary shall distribute Cash or other consideration in respect of a tender offer or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock where the sum of the aggregate amount of such Cash distributed and the aggregate fair market value (as determined in good faith by the Company), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “ Aggregate Amount ”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “ Purchased Shares ”) exceeds the Closing Sale Price per share of Common Stock on the first Trading Day after the last date (such last date, the “ Expiration Date ”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the first Trading Day after the Expiration Date by a fraction (A) whose numerator is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) the Closing Sale Price per share of Common Stock on the first Trading Day after the Expiration Date and (b) an amount equal to (i) the number of shares of Common Stock outstanding as of the last time (the “ Expiration Time ”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) less (ii) the Purchased Shares and (B) whose denominator is equal to the product of (I) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (II) such Closing Sale Price per share of Common Stock.

     An increase, if any, to the Conversion Rate pursuant to this Section 10.06(e) shall become effective immediately prior to the open of business on the Business Day following the first Trading Day after the Expiration Date. In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this  Section 10.06(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this  Section 10.06(e) .

     In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, the Company, from time to time and to the extent permitted by law and by the continued listing requirements of the NASDAQ Global Market or any other securities exchange in which the Common Stock may then be listed, may increase the Conversion Rate by any amount for a period of at least twenty (20) days or such longer period as may be required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company,  provided , that such increase will not cause the then effective Conversion Price to be less than

$0.0001. Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and cause notice of such increase to be delivered to each Holder of Securities at such Holder’s address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such increase commences.

     For the purpose of any computation under subsections (a), (b), (c) or (d) above of this Section 10.06, the “current market price” per share of Common Stock on any date shall be deemed to be the average of the Closing Sale Prices for the ten (10) consecutive Trading Days ending on, but excluding, the earlier of such date and the close of business on the trading day immediately preceding the Ex Date with respect to the issuance or distribution requiring such computation;  provided ,  however , that such current market price per share of Common Stock shall be appropriately adjusted by the Company, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during the period that begins on, and includes, the first day of such ten (10) consecutive Trading Days and ends on, and includes, the date when the adjustment to the Conversion Rate on account of the event requiring the computation of such current market price becomes effective.

     The term “Ex Date,” (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer or exchange offer means the first date on which the Common Stock trades the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended). For purposes of determining the Ex Date with respect to an issuance or distribution under this Indenture, the Company may conclusively assume (and such assumption shall be binding upon the Holders) that purchases and sales of the relevant security with respect to which such issuance or distribution is being made will settle based on the customary settlement cycle for purchases or sales of such security.

     Unless the context requires otherwise, the term “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any Cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of stockholders entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

No Adjustment.

     Notwithstanding anything herein or in the Securities to the contrary, in no event shall the Conversion Rate be adjusted pursuant to this Indenture or the Securities to the extent such adjustment shall reduce the Conversion Price to an amount that is less than the par value per share of Common Stock.

     No adjustment in the Conversion Rate pursuant to Section 10.06 shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate);  provided , however , that any adjustments to the Conversion Rate which by reason of this  Section 10.07  are not required to be made shall be carried forward and taken into account in any subsequent adjustment to the Conversion Rate;  provided further , that at the end of each fiscal year of the Company, beginning with the fiscal year ending on December 31, 2009 and on and after the date that is 35 scheduled trading days prior to the Maturity Date, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this  Section 10.07  shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate;  provided further , that if a Fundamental Change or Make-Whole Fundamental Change occurs, then, in each case, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this  Section 10.07  shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate. All calculations under this Article X  shall be made to the nearest cent or to the nearest one-millionth of a share, as the case may be.

     If any rights, options or warrants issued by the Company and requiring an adjustment to the Conversion Rate in accordance with  Section 10.06  are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate will not be adjusted as provided in  Section 10.06  until the earliest of such triggering event occurs. Upon the expiration or termination of any such rights, options or warrants without the exercise of such rights, options or warrants, the Conversion Rate then in effect shall be adjusted immediately to the Conversion Rate which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued.

     If any dividend or distribution is declared and the Conversion Rate is adjusted pursuant to Section 10.06 on account of such dividend or distribution, but such dividend or distribution is thereafter not paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect had such dividend or distribution not been declared.

     No adjustment to the Conversion Rate need be made pursuant to Section 10.06 for a transaction if each Holder is to participate in the transaction, at substantially the same time that holders of Common Stock participate in such transaction, without conversion as if such Holder held a number of shares of Common Stock equal to a fraction whose numerator is the product of the Conversion Rate in effect at the Ex Date or effective date, as applicable, of the transaction (without giving effect to any adjustment pursuant to  Section 10.06  on account of such transaction) and the aggregate principal amount of Securities held by such Holder and whose denominator is one thousand (1,000).

     Notwithstanding anything herein to the contrary, in no event shall the Conversion Rate be increased pursuant to Section 10.06(b) ,  Section 10.06(c) ,  Section 10.06(d)  or  Section 10.06(e)  to the extent, but only to the extent, such increase shall cause the Conversion Rate applicable to such Security to exceed [ • ] shares per $1,000 principal amount (the “ BCF Adjustment Cap ”);  provided ,  however , that the BCF Adjustment Cap shall be adjusted in the same manner in which the Conversion Rate is to be adjusted pursuant to this  Article X  for stock splits and combinations, stock dividends, reclassifications and similar events.

Other Adjustments.

     In the event that, as a result of an adjustment made pursuant to this Article X, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than shares of Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this  Article X .

Adjustments for Tax Purposes.

     Except as prohibited by law or by the continued listing requirements of the NASDAQ Global Market or any other securities exchange in which the Common Stock may then be listed, the Company may (but is not obligated to) make such increases in the Conversion Rate, in addition to those required by  Section 10.06  hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its stockholders will not be taxable to the recipients thereof or in order to diminish any such taxation.

Notice of Adjustment.

     Whenever the Conversion Rate is adjusted, the Company shall promptly deliver, or cause to be delivered, to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

Notice of Certain Transactions.

     In the event that:

     (1) the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate,

     (2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.12, or

     (3) there is a dissolution or liquidation of the Company,

the Company shall deliver to Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in  clause (1) ,  (2)  or (3)  of this  Section 10.11 . The Company shall deliver such notice at least twenty (20) calendar days (or, in the case of any event that would require an adjustment in the Conversion Rate pursuant to  Sections 10.06(b) ,  10.06(c) ,  10.06(d)  or  10.06(e) , forty five (45) calendar days) before such date; however, failure to deliver such notice or any defect therein shall not affect the validity of any transaction referred to in  clause (1) ,  (2)  or (3) of this  Section 10.11 .

Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege.

     If any of the following shall occur, namely: (i) any reclassification or change in the Common Stock issuable upon conversion of Securities (other than a change only in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock), (ii) any consolidation, amalgamation, statutory arrangement. merger or binding share exchange to which the Company is a party other than a merger in which the Company is the continuing Person and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock or (iii) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, or of the Company and the Subsidiaries on a consolidated basis, in each case pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, Cash, securities or other property, then the Company or such successor or purchasing Person, as the case may be, shall execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Holder of each Security then outstanding shall have the right to convert such Security, to the extent the Holder would have otherwise received Common Stock upon conversion, into the kind and amount of Cash, securities or other property (collectively, “ Reference Property ”) receivable upon such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition by a holder of a number of shares of Common Stock equal to a fraction whose denominator is one thousand (1,000) and whose numerator is the product of the principal amount of such Security and the Conversion Rate in effect immediately prior to such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition (assuming, if holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, that the Collective Election shall have been made with respect to such election). At and after the effective time of such consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Securities will continue to be payable in Cash, Reference Property or a combination of Cash and Reference Property, at the Company’s election, at the Conversion Rate, as adjusted pursuant to this Indenture.

     If holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then the Company shall make adequate provision to give Holders, treated as a single class, a reasonable opportunity to elect (the “ Collective Election ”) the form of such consideration for purposes of determining the composition of the Reference Property referred to in the immediately preceding sentence, and once such election is made, such election shall apply to all Holders after the effective time of such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition. Such Collective Election shall be determined based on the weighted average of the elections made by Holders of the Securities who participate in such determination, shall be subject to any limitations to which all of the holders of Common Stock are subject, such as  pro - rata  reductions applicable to any portion of the consideration payable in such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, and shall be conducted in such a manner as to be completed by the close of business on the actual effective date of such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition. The Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by Holders, by issuing a press release through a reputable national newswire service, and providing a copy of such notice to the Trustee. The Company shall not become a party to any reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the terms of which are inconsistent with this paragraph and the immediately preceding paragraph.

     The supplemental indenture referred to in the first sentence of this Section 10.12 shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this  Article X . The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have, pursuant to  Section 10.06(b)  or  Section 10.14 , to receive rights or warrants upon conversion of a Security. If, in the case of any such consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including Cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution). The provisions of this  Section 10.12  shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

     In the event the Company shall execute a supplemental indenture pursuant to this Section 10.12, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including Cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto.

Trustee’s Disclaimer.

     The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to  Section 10.10  hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this  Article X .

     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to  Section 10.12 , but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to  Section 10.12  hereof.

Rights Distributions Pursuant to Stockholders’ Rights Plans.

     Upon conversion of any Security or a portion thereof, the Company shall make provision such that the Holder thereof shall, to the extent such Holder is to receive shares of Common Stock upon such conversion, receive, in addition to, and concurrently with the delivery of, the consideration otherwise payable hereunder upon such conversion, the rights described in any future stockholders’ rights plan(s) of the Company then in effect, unless such rights have separated from the Common Stock at the time of such conversion, in which case the Conversion Rate shall be adjusted upon such separation in accordance with Section 10.06(c) .

Adjustment to the Conversion Rate on November 15, 2008.

     If the arithmetic average of the daily VWAP per share of Common Stock for each of the 20 consecutive Trading Days ending on November 15, 2008 is less than the “Floor Price,” the Conversion Rate shall be increased such that the Conversion Price would represent the greater of (1) [ • ]% of such arithmetic average of the daily VWAP and (2) the Floor Price. This adjustment to the Conversion Rate will become effective as of the open of business on November 15, 2008 or, if that date is not a business day, the next business day. However, we will not adjust the Conversion Price as described above if doing so would result in a Conversion Price that is greater than the Conversion Price that would have otherwise been in effect on November 15, 2008.

     Subject to the continued listing standards of the NASDAQ Global Market, the Floor Price and the VWAP shall be adjusted in accordance with the adjustments to the Conversion Rate described under  Section 10.06 . No adjustment to the Floor Price or the VWAP shall be made as a result of adjustments to the Conversion Rate described under  Section 10.16 . In no event will the limitations relating to the BCF Adjustment Cap, as set forth in Section 10.07, affect the determination of the Floor Price or the VWAP.

     The “Floor Price” shall initially mean $[•], which is the closing sale price per share of the Common Stock on the date of the Offering Memorandum.

     The Company shall notify the Holders and the Trustee in the manner provided in Section 11.02 of any adjustment in the Conversion Rate under this  Section 10.15 .

Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes.

     Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this  Article X , at any time during the period (the “Make-Whole Conversion Period”) that begins on, and includes, the date that is thirty (30) calendar days prior to the date originally announced by the Company as the anticipated effective date of a Make-Whole Fundamental Change (which anticipated effective date the Company shall disclose, in good faith, in the written notice, public announcement and publication referred to in  Section 10.16(E) ) and ends on, and includes, the date that is forty (40) Business Days after the actual effective date of such Make-Whole Fundamental Change (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, the Fundamental Change Repurchase Date applicable to such Fundamental Change) shall be increased to an amount equal to the Conversion Rate that would, but for this Section 10.16 , otherwise apply to such Security pursuant to this  Article X , plus an amount equal to the Make-Whole Applicable Increase;  provided ,  however , that such increase to the Conversion Rate shall not apply if such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.

     The additional consideration payable hereunder on account of any Make-Whole Applicable Increase with respect to a Security surrendered for conversion is herein referred to as the “ Make-Whole Consideration .” For avoidance of doubt, the amount of the Make-Whole Consideration due upon the conversion of a Security shall be based on the Settlement Period and VWAP applicable to such conversion pursuant to  Section 10.02 .

     The Make-Whole Consideration due upon a conversion of a Security by a Holder shall be paid as soon as practicable, but in no event later than third Business Day after the later of (1) the date such Holder surrenders such Security for such conversion; and (2) the Effective Date of the applicable Make-Whole Fundamental Change.

     As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the effective date of such Make-Whole Fundamental Change (the “ Effective Date ”) and the Applicable Price of such Make-Whole Fundamental Change:

	Effective Date
	[•],	[•],	[•],	[•],	[•],	[•],
Applicable Price	2009	2010	2011	2012	2013	2014

provided, however, that:

     if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) prices listed in the table above under the column titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such two prices, or for such two dates based on a three hundred and sixty five (365) day year, as applicable;

     if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $[•] per share (subject to adjustment as provided in  Section 10.16(B)(iii) ), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $[ • ] per share (subject to adjustment as provided in  Section 10.16(B)(iii) ), then the Make-Whole Applicable Increase shall be equal to zero (0);

     if an event occurs that requires, pursuant to this Article X (other than solely pursuant to this Section 10.16), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, (A) each price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such price, at and after such time, shall be equal to the product of (1) such price as in effect immediately before such adjustment to such price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this  Article X , immediately after such adjustment to the Conversion Rate; and (B) each Make-Whole Applicable Increase amount set forth in the table above shall be deemed to be adjusted so that such Make-Whole Applicable Increase, at and after such time, shall be equal to the product of (1) such Make-Whole Applicable Increase as in effect immediately before such adjustment to such Make-Whole Applicable Increase and (2) a fraction whose numerator is the Conversion Rate to be in effect, in accordance with this  Article X , immediately after such adjustment to the Conversion Rate and whose denominator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate;

     in no event shall the Conversion Rate applicable to any Security be increased pursuant to this Section 10.16 to the extent, but only to the extent, such increase shall cause the Conversion Rate applicable to such Security to exceed [ • ] shares per $1,000 principal amount (the “BCF Make-Whole Cap”);  provided ,  however , that the BCF Make-Whole Cap shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to this  Article X ; and

     in no event shall the Conversion Rate applicable to any Security be increased pursuant to this Section 10.16 to the extent, but only to the extent, such increase shall not be permitted by the continued listing standards of the NASDAQ Global Market; provided ,  however , that any reduction, pursuant to this  Section 10.16(B)(v) , in such increase to the Conversion Rate shall be made by the Company in the good faith judgment of its Board of Directors and, to the extent practical,  pro rata  in accordance with the principal amount of Securities surrendered for conversion in connection with the applicable Make-Whole Fundamental Change.

     As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (a) if such Make-Whole Fundamental Change constitutes a Common Stock Change Make-Whole Fundamental Change and the consideration (excluding Cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock in such Make-Whole Fundamental Change consists solely of Cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the Cash amount paid per share of Common Stock in such Make-Whole Fundamental Change; (b) if such Make-Whole Fundamental Change constitutes an Asset Sale Make-Whole Fundamental Change and the consideration paid for the property and assets of the Company or the Subsidiaries consists solely of Cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the Cash amount paid for the property and assets of the Company, expressed as an amount per share of Common Stock outstanding on the Effective Date of such Make-Whole Fundamental Change; and (c) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during such five (5) consecutive Trading Days.

     The Make-Whole Consideration due upon a conversion of a Security by a Holder shall be paid as soon as practicable after the Conversion Date of such conversion, but in no event later than the third (3rd) Business Day after the later of (1) the date such Holder surrenders such Security for such conversion; and (2) the Effective Date of the applicable Make-Whole Fundamental Change. The consideration in which the Make-Whole Consideration is payable shall be determined in accordance herewith, including, without limitation, in accordance with, to the extent applicable, with  Section 10.12 .

     At least thirty (30) calendar days before the anticipated effective date of each proposed Make-Whole Fundamental Change, the Company shall deliver to each Holder and to the Trustee,

in accordance with Section 11.02, written notice of, and shall publicly announce, through a reputable national newswire service, and publish on the Company’s website, the anticipated effective date of such proposed Make-Whole Fundamental Change. Each such notice, announcement and publication shall also state that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase). No later than the third Business Day after the Effective Date of each Make-Whole Fundamental Change, the Company shall deliver, in accordance with  Section 11.02 , written notice to each Holder and to the Trustee of, and shall publicly announce, through a reputable national newswire service, and publish on the Company’s website, such Effective Date and the Make-Whole Applicable Increase applicable to such Make-Whole Fundamental Change.

     For avoidance of doubt, the provisions of this Section 10.16 shall not affect or diminish the Company’s obligations, if any, pursuant to  Article IV  with respect to a Make-Whole Fundamental Change.

     Nothing in this Section 10.16 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.06 in respect of a Make-Whole Fundamental Change.

MISCELLANEOUS

Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision of the TIA shall control.

Notices.

     Any notice or communication by the Company or the Trustee to the other shall be deemed to be duly given if made in writing and delivered:

     by hand (in which case such notice shall be effective upon delivery);

     by facsimile (in which case such notice shall be effective upon receipt of confirmation of good transmission thereof); or

     by overnight delivery by a nationally recognized courier service (in which case such notice shall be effective on the Business Day immediately after being deposited with such courier service),

in each case to the recipient party’s address or facsimile number, as applicable, set forth in this Section 11.02. The Company or the Trustee by notice to the other may designate additional or different addresses or facsimile numbers for subsequent notices or communications.

     Any notice or communication to a Holder shall be delivered to its address shown on the register kept by the Registrar. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

     If the Company delivers a notice or communication to Holders, it shall deliver a copy to the Trustee and each Securities Agent at the same time. If the Trustee or the Securities Agent is required, pursuant to the express terms of this Indenture or the Securities, to deliver a notice or communication to Holders, the Trustee or the Securities Agent, as the case may be, shall also deliver a copy of such notice or communication to the Company.

     All notices or communications shall be in writing.

     The Company’s address is:

Hythiam, Inc.
 11150 Santa Monica Boulevard, Suite 1500
 Los Angeles, CA 90025
 Attn: [ • ]
 Facsimile: (310) 444-5300

With a copy to:

Luce Forward Hamilton & Scripps LLP
 601 South Figueroa Street, Suite 3900
 Los Angeles, CA 90017
 John C. Kirkland, Esq.
 Facsimile: (213) 452-8035

     The Trustee’s address is:

[TRUSTEE]
 [ • ]
 [ • ]
 [ • ]
 [ • ]
 Attn: [ • ]
 Facsimile: [ • ]

Communication by Holders with Other Holders.

     Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     an Officer’s Certificate stating that, in the opinion of the signatories to such Officer’s Certificate, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each signatory to an Officer’s Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officer’s Certificate or certificates of public officials as to factual matters if such signatory reasonably and in good faith believes in the accuracy of the document relied upon.

Statements Required in Certificate or Opinion.

     Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     a statement that the person making such certificate or opinion has read such covenant or condition;

     a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

Legal Holidays.

     A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York, in the State of New York or such other place of payment with respect to the Notes. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

     A “Business Day” is a day other than a Legal Holiday.

Duplicate Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

Governing Law.

     The laws of the State of New York shall govern this Indenture and the Securities.

No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Successors.

     All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Separability.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Calculations in Respect of the Securities.

     The Company and its agents (including, without limitation, the Bid Solicitation Agent) shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee as required hereunder, and, absent such manifest error, the Trustee shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

HYTHIAM, INC.
By:
Name:
Title:

[TRUSTEE]
By:
Name:
Title:

Signature Page to Indenture

EXHIBIT A

[Face of Security]

HYTHIAM, INC.

Certificate No.

[INSERT PRIVATE PLACEMENT LEGEND AND GLOBAL SECURITY LEGEND
 AS REQUIRED]

[•]% Convertible Senior Note due 2015

CUSIP No.

     Hythiam, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of                                                                 dollars ($                       ) on [ • ], 2015 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

     interest payment dates:      May 15 and November 15, with the first payment to be made on November 15, 2010.

     Record Dates: May 1 and November 1.

     The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

     IN WITNESS WHEREOF, HYTHIAM, INC. has caused this instrument to be duly signed.

HYTHIAM, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to
 in the within-mentioned Indenture.

[TRUSTEE],
 as Trustee

By:
Authorized Signatory

Dated:

[REVERSE OF SECURITY]

HYTHIAM, INC.

[•]% Convertible Senior Note due 2014

     1. Interest. Hythiam, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on May 15 and November 15 of each year, with the first payment to be made on May 15, 2008. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, [ • ], 2009, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Maturity. The Securities will mature on [•], 2014.

     3. Method of Payment. Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal amount or Fundamental Change Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided on the Maturity Date or upon Repurchase Upon Fundamental Change, as the case may be. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in Cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; or (B) in the case this Security is held, other than global form, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar.

     4. Paying Agent, Registrar, Conversion Agent. Initially, [TRUSTEE] (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice.

     5. Indenture. The Company issued the Securities under an Indenture dated as of [•], 2009 (the “ Indenture ”) between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “ TIA ”) as amended and in effect from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are general unsecured senior obligations of the Company limited to $[ • ] aggregate principal amount ($[ • ] if the Initial Purchasers have elected to exercise in full the Option to purchase up to an additional $[ • ] aggregate principal amount of the Securities), except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities).

Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

     6. Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date selected by the Company (the “ Fundamental Change Repurchase Date ”), which date is no later than thirty five (35) days, nor earlier than twenty (20) days, after the date on which notice of such Fundamental Change is delivered in accordance with the Indenture, at a price payable in Cash equal to one hundred percent (100%) of the principal amount of such Security, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date;  provided ,  however , that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Securities at the close of business on such record date, and the Holder surrendering such Securities for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Securities at the close of business on such record date.

     7 Conversion. Subject to earlier Redemption, Purchase at Holder’s Option or Repurchase Upon Fundamental Change, Holders may surrender Securities in integral multiples of $1,000 principal amount for conversion into Cash, shares of Common Stock or a combination of Cash and shares of Common Stock, at the Company’s election, in accordance with  Article X  of the Indenture at any time prior to stated maturity.

     Notwithstanding anything herein to the contrary, the right to convert the Securities pursuant to Article X of the Indenture shall terminate at the close of business on the Business Day immediately preceding the Maturity Date.

     To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder must pay in accordance with the Indenture and (5) pay any tax or duty if required pursuant to the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. To convert interests in a Global Security, a Holder must comply with DTC’s then applicable conversion program procedures.

     The initial Conversion Rate is [•] shares of Common Stock per $1,000 principal amount of Securities (which results in an effective initial Conversion Price of $[•] per share) subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver a check in lieu of any fractional share. On conversion, no payment or adjustment for any unpaid and accrued interest or additional interest on the Securities will be made. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Security on such interest payment date shall be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date;  provided , however , that such Security, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such interest payment date on the portion so converted; provided, however , the Holder will not be required to pay the Company, at the time that Holder surrenders those Securities for conversion, the amount of interest payable by the Company on such interest payment date (i) if the Company has specified a Fundamental Change Repurchase Date that is after the record date but prior to the corresponding interest payment date, (ii) to the extent of any overdue interest, if any overdue interest remains unpaid at the time of conversion with respect to such Securities, or (iii) in respect of any conversions that occur after the record date immediately preceding the Maturity Date. The Conversion Rate may be increased on November 15, 2008, pursuant to  Section 10.15  of the Indenture, if the arithmetic average of the daily VWAP per share of Common Stock for each of the 20 consecutive Trading Days ending on November 15, 2008 is less than the Floor Price.

     The Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with the Securities and Article X  of the Indenture, at any time during the Make-Whole Conversion Period with respect to a Make-Whole Fundamental Change shall be increased to an amount equal to the Conversion Rate that would, but for  Section 10.16  of the Indenture, otherwise apply to such Security pursuant to  Article X  of the Indenture, plus an amount equal to the Make-Whole Applicable Increase;  provided ,  however , that such increase to the Conversion Rate shall not apply if such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.

     8. Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a notice of a Fundamental Change has been delivered, and not withdrawn, in accordance with the Indenture, except the unrepurchased portion of Securities being repurchased in part.

     9. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

     10. Merger or Consolidation. The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of the Company, or of the Company and the Subsidiaries on a consolidated basis, to, another person, whether in a single transaction or series of related transactions, unless (i) if the surviving person is not the Company, the surviving person is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia;

(ii) such person assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture; and (iii) immediately after giving effect to the transaction, no Default or Event of Default shall exist.

     11. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. In accordance with the terms of the Indenture, the Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder: (i) to comply with  Sections 5.01  and  10.12  of the Indenture; (ii) to make any changes or modifications to the Indenture necessary in connection with the registration of the Securities under the Securities Act pursuant to the Registration Rights Agreement or the qualification of the Indenture under the TIA; (iii) to secure the obligations of the Company in respect of the Securities; (iv) to add to the covenants of the Company described in the Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company; and (v) to make provisions with respect to adjustments to the Conversion Rate as required by the Indenture or to increase the Conversion Rate in accordance with the Indenture. In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to (i) cure any ambiguity, defect, omission or inconsistency in the Indenture in a manner that does not, individually or in the aggregate with all other modifications made or to be made to the Indenture, adversely affect the rights of any Holder; or (ii) conform the Indenture to the description of the Securities contained in the Offering Memorandum of the Company, dated [•], 2009.

     12. Defaults and Remedies. If an Event of Default (excluding an Event of Default specified in Section 6.01(viii) or (ix) of the Indenture with respect to the Company (but including an Event of Default specified in  Section 6.01(viii)  or  (ix)  of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the Securities to be due and payable. Upon such declaration, the principal of, and any accrued and unpaid interest (including any additional interest) on, all Securities shall be due and payable immediately. If an Event of Default specified in  Section 6.01(viii)  or  (ix)  of the Indenture with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in  Section 6.01(viii)  or  (ix)  of the Indenture solely with respect to a Significant Subsidiary of the Company or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest (including any additional interest) on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest (including additional interest) that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 7.07 of the Indenture have been paid.

     Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it;  provided , that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of the Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, the Trustee shall deliver to each Holder a notice of the Default or Event of Default within thirty (30) days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if, and so long as it in good faith determines that, withholding the notice is in the best interests of Holders. The Company must deliver to the Trustee an annual compliance certificate.

     13. Registration Rights. The Holders are entitled to registration rights as set forth in the Registration Rights Agreement. The Holders shall be entitled to receive additional interest in certain circumstances, all as set forth in the Registration Rights Agreement.

     14. Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     15. No Recourse Against Others. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

     THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

Hythiam, Inc.
 11150 Santa Monica Boulevard, Suite 1500
 Los Angeles, CA 90025
 Attn: [ • ]

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
 OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended, covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

[Check One]

(1)	___	to the Company or any Subsidiary thereof, or

(2)	___	pursuant to, and in compliance with, the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended, or

(3)	___	pursuant to, and in compliance with, the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended, or

(4)	___	pursuant to, and in compliance with, an exemption from registration under the Securities Act of 1933, as amended, other than Rule 144A or Rule 144, or

(5)	___	pursuant to an effective registration statement under the Securities Act of 1933, as amended,

and, unless the box below is checked, the undersigned confirms that this Security is not being transferred to an “affiliate” of the Company (an “ Affiliate ”) as defined in Rule 144 under the Securities Act of 1933, as amended:

     ☐ The transferee is an Affiliate of the Company. (If the Security is transferred to an Affiliate, the restrictive legend must remain on the Security for at least two (2) years following the date of the transfer.)

Unless one of the items (1) through (5) is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof;  provided ,  however , that if item (3) or (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended. If item (2) is checked, the purchaser must complete the certification below.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the Cash paid to another person or the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as your name(s) appear on the other side of this Security)

Signature(s) guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

PURCHASE NOTICE

Certificate No. of Security:

     If you want to elect to have this Security purchased by the Company pursuant to Section 3.02 of the Indenture, check the box: ☐

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.02 of the Indenture, as applicable, state the principal amount to be so purchased by the Company:

$
 (in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

     The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

Principal amount of
	Amount of decrease in	Amount of Increase in	this Global Security	Signature or authorized
	Principal amount of this	Principal amount of this	following such	signatory of Trustee
Date of Exchange	Global Security	Global Security	decrease or increase	or Note Custodian

EXHIBIT B-1

FORM OF PRIVATE PLACEMENT LEGEND

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES THAT IT WILL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY HEDGING TRANSACTIONS INVOLVING THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT, AND

(3) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY
(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF,

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(D)
B-1-1

ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS SECURITY SHALL BE ENTITLED TO THE BENEFITS OF THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED [ • ], 2009, AMONG HYTHIAM, INC. AND THE OTHER PARTIES NAMED THEREIN.
B-1-2

EXHIBIT B-2

FORM OF LEGEND FOR GLOBAL SECURITY

     Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.
B-2-1

EXHIBIT C

Form of Notice of Transfer Pursuant to Registration Statement

Hythiam, Inc.
 11150 Santa Monica Boulevard, Suite 1500
 Los Angeles, CA 90025
 Attention: [ • ]

[TRUSTEE]
 [ • ]
 [ • ]
 [ • ]
 [ • ]
 Attention: [ • ]

Re:	Hythiam, Inc. (the “Company”) [•]% Convertible Senior Notes due 2014 (the “ Securities ”)

Ladies and Gentlemen:

          Please be advised that                      has transferred $                     aggregate principal amount of the Securities and                                     shares of the Common Stock, $0.0001 par value per share, of the Company issued on conversion of the Securities (“ Stock ”) pursuant to an effective Shelf Registration Statement on Form S-3 (File No. 333-                      ).

          We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933 as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Securities or Stock is named as a “Selling Security Holder” in the Prospectus dated                       , or in amendments or supplements thereto, and that the aggregate principal amount of the Securities and the number of shares of Stock transferred are [a portion of] the Securities and Stock listed in such Prospectus, as amended or supplemented, opposite such owner’s name.

Very truly yours,

(Name)
B-2-1